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                                                                  EXHIBIT 4.15


                           WAIVER TO CREDIT AGREEMENT


         WAIVER TO CREDIT AGREEMENT, dated as of July 20, 2000 (this "Waiver"), among JCC HOLDING COMPANY ("Holdings"), JAZZ CASINO COMPANY, L.L.C. (the "Borrower"), various lending institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH

         WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1998 (as amended to the date hereof, the "Credit Agreement");

         WHEREAS, Holdings and the Borrower have requested that the Banks agree to waive certain requirements of the Credit Agreement, and the Banks have agreed, subject to the terms and conditions set forth herein, to waive such requirements of the Credit Agreement as herein provided;

         NOW, THEREFORE, it is agreed:

         1. The Banks hereby agree to extend the "Waiver Period", as defined in the Waiver to the Credit Agreement, dated June 29, 2000, until July 28, 2000; provided that, in consideration of such extension, Holdings and the Borrower hereby agree that at no time on or after the date of this Waiver and prior to the termination of the Waiver Period (as extended hereby) shall (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans exceed $10,000,000, (ii) the Letter of Credit Outstandings exceed $2,000,000 and
(iii) any payments be made by Holdings or any of its Subsidiaries in respect of any amounts owing to HET, HOC or any of their respective Subsidiaries or Affiliates other than the Borrower and its Subsidiaries. The provisions of the proviso to the immediately preceding sentence shall for all purposes of the Credit Agreement (including Section 10.03 thereof) constitute a covenant pursuant to Section 9 of the Credit Agreement, and the Banks shall have no obligation to honor any Notice of Borrowing or Letter of Credit Request, extend any Loan or issue or participate in any Letter of Credit to the extent same would result in a breach of the agreements set forth above.

         2. In order to induce the Banks to enter into this Waiver and grant the waivers contemplated hereby, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Holdings and the Borrower hereby (x) represents and warrants that no Default or Event of Default exists on the Waiver Effective Date after giving effect to this Waiver and (y) makes each of the representations, warranties and agreements made by each such party contained in the Credit Agreement and the other Credit Documents on and as of the Waiver Effective Date, after giving effect to this Waiver (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).




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         3. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific waivers granted hereby) or any other Credit Document. It is agreed that this Waiver shall constitute a Credit Document, as defined in the Credit Agreement.

         4. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         5. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         6. This Waiver shall become effective on the first date (the "Waiver Effective Date") on which (i) each of Holdings, the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Agent at its Notice Office.

         7. At all times on and after the Waiver Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Waiver.

                                      * * *


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first written above.


                                       JCC HOLDING COMPANY


                                       By:  /s/ L. Camille Fowler
                                           ------------------------------------
                                           Title: Vice President, Sec'y,
                                                  Treasurer



                                       JAZZ CASINO COMPANY, L.L.C.


                                       By: /s/ L. Camille Fowler
                                           ------------------------------------
                                           Title: Vice President, Sec'y,
                                                  Treasurer



                                       BANKERS TRUST COMPANY, Individually and
                                       as Administrative Agent


                                       By: /s/ Scottye O. Lindsey
                                           ------------------------------------
                                           Title: Vice President


                                       MORGAN STANLEY DEAN WITTER
                                           PRIME INCOME TRUST


                                       By:
                                           ------------------------------------
                                          Title:


                                       VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST


                                       By:
                                           ------------------------------------
                                          Title:



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                                       BANK OF AMERICA, N.A.


                                       By:  /s/  Scott L. Faber
                                           ------------------------------------
                                           Title: Managing Director





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